UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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1st Constitution Bancorp

(Name of Registrant as Specified In Its Charter)

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EXPLANATORY NOTE

1st Constitution Bancorp (the “Company”) is providing this supplement (this “Supplement”) to its definitive proxy statement filed with the Securities and Exchange Commission and distributed in connection with the Company’s 2019 Annual Meeting of Shareholders to be held on May 30, 2019 (the “Proxy Statement”). This Supplement is being filed solely to correct an inadvertent omission from Appendix A to the Proxy Statement, which was intended to include a copy of the 1st Constitution Bancorp 2019 Equity Incentive Plan. To correct this omission, a copy of the 1st Constitution Bancorp 2019 Equity Incentive Plan is included in this Supplement, along with a Letter to Shareholders advising of this omission.

Important Information

This Supplement should be read in conjunction with the Proxy Statement. Except as described in this Supplement, this Supplement does not modify, amend, change, update or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or review your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

To the Shareholders of 1st Constitution Bancorp:

On May 3, 2019, 1st Constitution Bancorp (the “Company”) filed a supplement (the “Supplement”) to its definitive proxy statement filed with the Securities and Exchange Commission and distributed in connection with the Company’s 2019 Annual Meeting of Shareholders to be held on May 30, 2019 (the “Proxy Statement”). The Supplement was filed solely to correct an inadvertent omission from Appendix A to the Proxy Statement, which was intended to include a copy of the 1st Constitution Bancorp 2019 Equity Incentive Plan. To correct this omission, a copy of the 1st Constitution Bancorp 2019 Equity Incentive Plan was included in the Supplement.

A copy of the 1st Constitution Bancorp 2019 Equity Incentive Plan is enclosed with this letter. Copies of the Proxy Statement, the proxy card and the Supplement are available at http://www.astproxyportal.com/ast/20330/.

Important Information

The Supplement, including the 1st Constitution Bancorp 2019 Equity Incentive Plan, should be read in conjunction with the Proxy Statement. Except as described in the Supplement, the Supplement does not modify, amend, change, update or otherwise affect the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. If you would like to change or review your prior vote on any proposal, please refer to the Proxy Statement for instructions on how to do so.

Dated: May 3, 2019

Sincerely,

/s/ Robert F. Mangano
Robert F. Mangano
President and Chief Executive Officer 1st Constitution Bancorp

1ST CONSTITUTION BANCORP

2019 EQUITY INCENTIVE PLAN

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10.	General Provisions		12
	(a)	Compliance with Legal and Other Requirements	12
	(b)	Limits on Transferability; Beneficiaries	12
	(c)	Adjustments and Cash-Outs	13
	(d)	Tax Provisions	13
	(e)	Plan Effective Date and Termination	14
	(f)	Changes to the Plan	15
	(g)	Nonexclusivity of the Plan	15
	(h)	Governing Law	15
	(i)	Limitation on Rights Conferred under the Plan	15
	(j)	Severability; Entire Agreement	15

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1.            Purpose. The purpose of this 2019 Equity Incentive Plan (the “Plan”) is to assist 1st Constitution Bancorp, a New Jersey corporation (the “Company”), in attracting, retaining, motivating and rewarding employees and other persons who provide substantial services to the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions, to reward achievement of Company goals, and to promote the creation of long-term value for shareholders by closely aligning the interests of Participants with those of shareholders. To achieve these objectives, the Plan provides for the granting of Options (both Incentive Stock Options and Nonqualified Stock Options), Restricted Stock, Restricted Stock Units, SARs and, subject to certain limitations, Other Awards.

2.            Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)       “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, and applicable rulings and regulations thereunder

(b)        “Award” means any Option, Restricted Stock, Restricted Stock Unit, SAR or Other Award, together with any related right or interest, granted to a Participant under the Plan.

(c)        “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death, except that a Participant’s prior Beneficiary designation of his or her spouse as Beneficiary will be automatically revoked upon such Participant’s divorce, unless the designation is specifically reaffirmed in writing to the Committee following such divorce.

(d)        “Board” means the Company’s Board of Directors.

(e)        “Change in Control” and related terms have the meanings specified in Section 8.

(f)         “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(g)        “Committee” means a committee selected by the Board to administer the Plan, and shall consist of two or more Qualified Members.

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(h)        “Disability” shall have the meaning set forth in Treasury Regulation Section 1.409A-3(i)(4)(i))

(i)          “Effective Date” means the effective date specified in Section 10(e).

(j)         “Eligible Person” has the meaning specified in Section 5(a).

(k)        “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be determined as follows: (i) the closing price reported on the date in question on the principal national securities exchange or nationally recognized automated quotation system on which the Stock is then listed for trading or in the event that there are no Stock transactions reported on such exchange or system on such date, the closing price on the immediately preceding date on which Stock transactions were so reported; (ii) if the Stock is principally listed in an over-the-counter market on the date in question, the last sales price (or, if there is no last sales price reported, the average of the closing bid and asked prices) for the Stock on such date, or on the immediately preceding date on which Stock transactions were so reported; or (iii) if the Stock is not listed on such an exchange, system or market on the date in question, the price as determined in good faith by the Committee. In all instances, with respect to ISOs, Fair Market Value shall be determined in accordance with the rules in effect under Section 422 of the Code, and with respect to NQSOs and stock appreciation rights, Fair Market Value shall be determined in accordance with the rules in effect under Section 409A of the Code.

(l)        “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto and qualifying thereunder.

(m)      “Nasdaq” means The Nasdaq Stock Market, Inc.

(n)       “Nonqualified Stock Option” or “NQSO” means either (i) any Option, when granted, that is not an Incentive Stock Option, or (ii) an Incentive Stock Option which, at or subsequent to grant, ceases to qualify as an Incentive Stock Option because of a failure to satisfy the requirements of Section 422 of the Code or any successor provision thereto.

(o)        “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock at a specified price during specified time periods.

(p)        “Other Awards” means Awards granted to a Participant under Section 6(e).

(q)        “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

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(r)        “Qualified Member” means a member of the Committee who is (i) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3), and (ii) an “independent director” within the meaning of Nasdaq Listing Rule 5605(a)(2) and, if applicable to the Company, Nasdaq Listing Rule 5605(d)(2), or the then applicable rules of the principle market where the Stock is then traded.

(s)        “Restricted Stock” means Stock granted to a Participant under Section 6(c) which is subject to certain restrictions and to a risk of forfeiture.

(t)       “Restricted Stock Unit means a Participant’s right, granted under Section 6(c), to receive one share of Stock (or the cash equivalent), subject to certain restrictions and to a risk of forfeiture, at the end of such restricted period.

(u)        “Rule l6b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated under the Act.

(v)       “Stock” means the Company’s Common Stock.

(w)       “Stock Appreciation Right” or “SAR” means rights granted to a Participant under Section 6(d).

3.            Administration.

(a)        Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards; to establish the terms, conditions, restrictions and other provisions of Awards (including, but not limited to, provisions intended to complement the Company’s insider trading policy); to cancel or suspend Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and shareholders.

(b)        Manner of Exercise of Committee Authority. Each member of the Committee must be a Qualified Member at all times. In the event that any Committee member ceases to qualify as a Qualified Member, then without further action required, he or she shall no longer be a member of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not (i) result in the loss of an exemption under Rule 16b-3(d) for Awards granted to Participants subject to Section 16 of the Act in respect of the Company, or (ii) violate Nasdaq rules, or the then applicable rules of the principle market where the Stock is then traded.

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(c)        Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.            Stock Subject to the Plan.

(a)        Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 400,000, plus any remaining available shares under the 2013 Equity Incentive Plan as of the date of approval of this Plan. No grants will be made under the 2013 Plan after approval of this Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares, or partly out of each, as shall be determined by the Board.

(b)        Share Counting Rules. If any Awards under the Plan, in whole or in part, are forfeited, terminated, expire unexercised, are settled in cash in lieu of shares, are exchanged for other Awards or are released from a reserve for failure to meet the maximum payout, the shares that were subject to or reserved for such Awards shall again be available for Awards under the Plan to the extent of such forfeiture, termination, expiration, settlement in cash, or exchange of such Awards or to the extent the shares were so released from a reserve. Notwithstanding anything else herein to the contrary, the following shares will not be available for subsequent issuance: shares tendered for to satisfy an exercise price, shares withheld to satisfy tax withholding, and shares not delivered under stock appreciation right awards. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code.

5.            Participants.

(a)       Eligibility.  Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary or affiliate, including any executive officer or employee director of the Company, a consultant or other person who provides substantial services to the Company or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate. Non-employee directors shall not be eligible to participate in the Plan. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan, if so determined by the Committee. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee.

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(b)       Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Section 6(b), 6(c), 6(d) or 6(e) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection). Subject to Section 4(a), a Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 100,000 shares, subject to adjustment as provided in Section 10(c).

6.            Specific Terms of Awards.

(a)           General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(f)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of (i) termination of employment or service by the Participant or (ii) failure to satisfy predetermined performance criteria, and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the New Jersey Business Corporation Act, and may otherwise require payment of consideration for an Award except as limited by the Plan. In any and all events, it is intended that all Awards granted hereunder will be compliant with (or exempt from) the terms and conditions of Section 409A of the Code, to the extent applicable, and the Awards shall be interpreted and administered accordingly, although no warranty as to such compliance is given. Notwithstanding anything else herein to the contrary, the minimum stated vesting period for Awards covering at least 95% of the shares of Stock reserved hereunder shall be one (1) year.

(b)           Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)        Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and NQSOs) shall be determined by the Committee; provided, however, that such exercise price with respect to all Options shall in no event be less than the Fair Market Value of a share of Stock on the date of grant of such Option.

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(ii)        Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, other property (including notes and other contractual obligations of Participants to make payment on a deferred basis, such as through “cashless exercise” arrangements, to the extent permitted by applicable law), on such other terms and conditions as may be acceptable to the Committee, or any combination of the foregoing, and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants. Unless otherwise set forth in an Option Award agreement, a Participant’s Options shall become fully vested upon termination of employment as a result of his or her death or Disability. To the extent the Option exercise price may be paid in Stock as provided above, Stock delivered by the Participant may be (i) Stock which was received by the Participant upon exercise of one or more ISOs, but only if such Stock has been held by the Participant for at least the greater of (a) two years from the date the ISOs were granted or (b) one year after the transfer of Stock to the Participant, or (ii) Stock which was received by the Participant upon exercise of one or more NQSOs, but only if such Stock has been held by the Participant for at least six months.

(iii)       ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the Effective Date. Each Participant may be granted ISOs only to the extent that, in the aggregate under the Plan and all incentive stock option plans of the Company or any subsidiary or affiliate, such ISOs (absent acceleration of exercisability) do not become exercisable for the first time by such Participant during any calendar year in a manner which would entitle the Participant to purchase more than $100,000 in Fair Market Value of Stock in that year (with such Fair Market Value determined as of the time of grant of the ISO). Any Options granted to a Participant in excess of such amount will be granted as NQSOs. Any ISOs granted to a Participant who is a 10% owner of the Company must have an exercise price of at least 110% of the Fair Market Value of the Stock at the date of grant, and must expire no later than five years from the date of grant.

(iv)       Other Conditions. The receipt, transfer or exercise of all Options shall be subject to taxation under Section 83 of the Code, and no Option shall include any feature for the deferral of compensation other than the deferral of recognition of income until exercise of the Option or disposition of the Stock acquired upon exercise of the Option.

(c)           Restricted Stock and Restricted Stock Units. The Committee is authorized to grant Restricted Stock and Restricted Stock Units to Participants on the following terms and conditions:

(i)       Vesting. Restricted Stock and Restricted Stock Units will vest over such period as is determined by the Committee, except that the Committee may provide for earlier vesting in the event of a Participant’s death, disability, or retirement, or in the event of other special circumstances. Time-based Restricted Stock and Restricted Stock Units shall automatically vest upon a Participant’s termination of employment as a result of death or Disability, unless otherwise provided in the applicable Award agreements.

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(ii)        Restrictions. Restricted Stock and Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Restrictions on Restricted Stock and Restricted Stock Units may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Delivery of Stock (or cash equivalent) in connection with the lapse of restrictions with respect to Restricted Stock Units shall occur at such times (which need not be at the time of the lapse of restrictions) as the Committee shall determine. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee (and further subject to the provisions of subsection (v) below)). In the case of Restricted Stock Units, no shares of Stock shall be issued at the time an Award is made, and the Company shall not be required to set aside a fund for the payment of such Award.

(iii)       Forfeiture. Except as otherwise determined by the Committee or as otherwise set forth herein or in an applicable Award agreement, upon termination of employment or service during the applicable restriction period, Restricted Stock and Restricted Stock Units that are at that time subject to restrictions shall be forfeited and, in the case of Restricted Stock, reacquired by the Company; provided, however, that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iv)       Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. With respect to Restricted Stock Units, settlement shall be made in Stock, cash, or a combination of the two, as determined by the Committee.

(v)        Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. With respect to Restricted Stock Units, the Committee shall determine whether the Restricted Stock Unit Award will be credited with dividend equivalents equal to dividends paid on Stock during the restricted period and, if so, when and in what form such dividend equivalents will be paid. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property relates. For purposes of clarity, in no event shall any dividends or dividend equivalents be paid unless and until the Award associated with such dividend or dividend equivalent has vested.

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(d)           Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)         Exercise Price. SARs will be denominated with an exercise price at least equal to Fair Market Value of a share of Stock as of the date of grant. SARs may be granted in tandem with an Option, or may be granted on a freestanding basis. Upon exercise of an SAR, the Participant will be entitled to payment of the positive difference in value between the exercise price and the Fair Market Value of a share of Stock on the date of exercise.

(ii)        SAR Term; Time and Method of Exercise, Other Conditions. The Committee shall determine the term of each SAR, provided that in no event shall the term exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which the SAR may be settled, including, without limitation, cash or Stock, and all other terms and conditions of the SAR. Unless otherwise set forth in an SAR Award agreement, a Participant’s SARs shall become fully vested upon termination of employment as a result of death or Disability.

(e)          Other Awards. The Committee is authorized to grant such Other Awards to Participants as the Committee in its discretion may determine; provided, however, such Other Awards shall comply with applicable federal and state securities laws, the Code and the Nasdaq rules, or the then applicable rules of the principle market where the Stock is then traded. In any and all events, it is intended that all Other Awards granted hereunder will be compliant with the terms and conditions of Section 409A of the Code, to the extent applicable. The Committee shall determine the terms, conditions, restrictions and other provisions of such Other Awards.

7.            Certain Provisions Applicable to Awards.

(a)          Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property and may be made in it single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events, as determined under the applicable grant agreements. Installment or deferred payments may be required by the Committee (subject to Section 10(f)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest or installment or deferred payments or the grant or crediting of other amounts in respect of installment or deferred payments denominated in Stock. Notwithstanding the above paragraph 7(a), it is intended that all deferred payments will be compliant with (or exempt from) Section 409A of the Code, and will be administered accordingly, although no warranty as to such compliance is made.

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(b)          Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner intended to ensure that each transaction with respect to such a Participant qualifies for the exemption from Section 16(b) available under Rule 16b-3 or otherwise is not subject to liability under Section 16(b). The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award in order to avoid a Participant who is subject to Section 16 of the Act incurring liability under Section 16(b).

8.            Change in Control. Unless otherwise provided by the Committee in the Award document, in the event of a Change in Control, the following provisions shall apply to Awards:

(a)           Awards Assumed or Substituted by Surviving Entity. With respect to Awards assumed by a surviving entity or otherwise equitably converted or substituted in connection with a Change in Control, if within two years after the effective date of the Change in Control, a Participant’s employment is terminated and such termination is a Qualifying Termination, then:

(i)            All non-forfeited Options, SARs and Awards carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested, subject to applicable restrictions set forth in Section 10(a); and

(ii)            All time based vesting restrictions on outstanding Awards, other than Options and SARs, shall lapse, and payout shall be made within ninety (90) days following the date of the Qualifying Termination;

(iii)          With respect to all Awards subject to performance-based vesting restrictions:

a.       For any Award as to which the applicable performance period is more than 50% completed at the time of the Qualifying Termination, the performance period shall be deemed to end as of the date of the Qualifying Termination and the Participant shall receive, within ninety (90) days following the date of the Qualifying Termination, the greater of (x) payout of the Award based on actual performance achievement during the performance period through the date of the Qualifying Termination, (y) if applicable, the result obtained by applying the Change in Control Price for purposes of measuring Company performance with that of the comparison group at that time under the applicable program, and (z) the Award at 100% of target performance under the applicable program; and

b.       For any Award as to which the applicable performance period is not more than 50% completed at the date of the Qualifying Termination, the Participant shall receive within 90 days following the date of the Qualifying Termination, the Award at 100% of target performance under the applicable program;

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(b)          Awards Not Assumed or Substituted by Surviving Entity. Upon the occurrence of a Change in Control, except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change in Control: (i) outstanding Options and SARs shall become fully vested and shall remain exercisable for the remainder of their terms, (ii) time-based vesting restrictions on outstanding Awards other than Options and SARs shall lapse and payout shall be made within 90 days following the date of the Change in Control, and (iii) with respect to all Awards subject to performance-based vesting: (1) for any Awards to which the applicable performance period is more than 50% completed at the date of the Change in Control, the performance period shall be deemed to end as of the date of the Change in Control and the Participant shall receive, within 90 days following the date of the Change in Control, the greater of (x) payout of the Award based on actual performance achievement during the performance period through the date of the Change in Control, (y) if applicable, the result obtained by applying the Change in Control Price for purposes of measuring Company performance with that of the comparison group at that time under the applicable program and (z) the Award at 100% of target performance under the applicable program; and (2) for any Award as to which the applicable performance period is not more than 50% completed at the date of the Change in Control, the Participant shall receive, within 90 days following the date of the Change in Control the Award at 100% of target performance under the applicable program.

(c)           Other Change in Control Provisions.

(i)       A surviving entity will be deemed to have “assumed or otherwise equitably converted or substituted” an Award under this Plan if the surviving entity substitutes an Award under this Plan with an award, stock option or right under a plan of the surviving entity having equivalent value to and terms and conditions no less favorable than the original Award in all material respects, or otherwise assumes the obligations under and/or equitably adjusts such original Award. The Committee shall have sole and complete authority and discretion to determine whether the proposed assumption of an Award by a surviving entity meets the requirements provided for in this Article 8.

(ii)       A “Qualifying Termination” shall mean the Participant’s involuntary termination of employment by the Company without cause, excluding any termination by the Company as a result of death or Disability. For this purpose, whether “cause” exists shall be determined by the Committee.

(iii)        Notwithstanding anything to the contrary herein, with respect to a Restricted Stock Unit or other Award, in the event that a Change in Control occurs which is not a change in control as determined under Section 409A of the Code, then such Change in Control shall in no event cause an acceleration of the payment date of such award, except to the extent that Section 409A would permit such an acceleration.

(d)          Definition of Change in Control. Change in Control shall mean any of the following events occurring after the Effective Date:

(i)       the acquisition by any person, directly or indirectly, of beneficial ownership or power to vote more than thirty-five percent (35%) of the Company’s voting securities;

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(ii)       during any period of two consecutive years, individuals who at the beginning of such two-year period constitute the Board (the “Continuing Directors”) cease for any reason to constitute at least two-thirds (2/3) thereof; provided that, any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds (2/3) of the Continuing Directors then in office shall be considered a Continuing Director;

(iii)      the consummation of a merger or consolidation (or similar transaction) of the Company with or into another company (other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(iv)       the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets; or

(v)        upon approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company.

The term “person” as used above means an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein, or a person or persons acting as a group within the meaning of Sections 13(d)(3) or 14(d)(2) of the Act (other than the Company or any trustee or other fiduciary holding securities under any employee benefit plan of the Company). Any other provision hereof to the contrary notwithstanding, no Change of Control shall be deemed to have occurred for purposes of the Plan as a result of any offering registered with the Securities and Exchange Commission of stock to the Company’s shareholders and/or other investors or other offering conducted by the Company to meet regulatory capital requirements at the demand of a bank regulatory authority.

(e)           Definition of Change in Control Price. The Change in Control Price means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction or series of transactions related to a Change in Control, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding the Change in Control, provided, however, that the Change in Control Price shall not exceed the Fair Market Value of a share of Stock at the time of exercise as determined in accordance Section 409A of the Code.

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9.            Forfeiture.

(a)           Additional Award Forfeiture Provisions. In addition to any forfeiture or reimbursement conditions the Committee may impose upon an Award (including pursuant to any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Act), a Participant may be required to forfeit an Award, or reimburse the Company for the value of a prior Award, by virtue of the requirement of Section 304 of the Sarbanes-Oxley Act of 2002 (or by virtue of any other applicable statutory or regulatory requirement or Company policy), but only to the extent that such forfeiture or reimbursement is required by such statutory or regulatory provision or Company policy.

(b)           Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

10.          General Provisions.

(a)           Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b)          Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933, as amended, specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

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(c)          Adjustments and Cash-Outs. In the event that the Company shall at any time change the number of issued shares without new consideration to the Company (including, but not limited to, through any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan), then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the aggregate number of shares of Stock that may be issued under the Plan; (ii) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (iii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iv) the total number of shares of Stock which may be issued and delivered in connection with awards that are granted as ISOs under Section 4(a), (v) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (vi) the exercise or purchase price relating to any outstanding Option, SAR or Other Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option. Notwithstanding any term to the contrary in this Plan or in the terms of any Award granted hereunder, the Committee is specifically authorized (but not obligated) to terminate and distribute the cash value of any Award to a Participant and/or Beneficiary in the event that the Company undergoes a merger, consolidation, acquisition, sale of all or substantially all assets, or other similar corporate event, if following such transaction the Company will no longer be filing reports with the Securities and Exchange Commission under Section 12 of the Act, or if all or substantially all Shares of the Company will be held by an entity or its affiliates, or in any such similar event as the Committee deems prudent.

(d)          Tax Provisions.

(i)        Withholding. The Company and any subsidiary or affiliate are authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee.

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(ii)        Required Notification of Section 83(b) Election. In the event a Participant makes an election under Section 83(b) of the Code in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

(iii)       Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of Incentive Stock Options under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten days thereof.

(iv)       Section 409A Compliance. The Plan is intended to be administered and interpreted in a manner consistent with the requirements, where applicable, of Section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such Section 409A. To that end, and without limiting the generality of the foregoing, unless otherwise expressly provided herein or in any Award agreement, any amount payable or Stock distributable hereunder in connection with an Award (including upon the satisfaction of any applicable performance criteria) shall be paid not later than two and one-half months (or such other time as is required to cause such amounts not to be treated as deferred compensation under Section 409A of the Code) following the end of the taxable year of the Company or the Participant in which the Participant’s rights with respect to the corresponding Award (or portion thereof) ceased to be subject to a substantial risk of forfeiture. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such Section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his or her beneficiaries or transferees.

(e)           Plan Effective Date and Termination. The Plan shall become effective if, and at such time as, the shareholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company cast in person or by proxy and entitled to vote on the subject matter at a duly held meeting of shareholders at which a quorum is present. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan, except that no ISOs may be granted hereunder more than ten years following the date of its adoption or approval by the shareholders of the Company, whichever occurs first.

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(f)            Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s shareholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to shareholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award, unless such action is deemed necessary in order to achieve compliance with tax or securities laws or regulations. Subject to Section 10(c) hereof, the Committee may not, without obtaining shareholder approval: (i) amend the terms of outstanding Options, SARs or Other Awards to reduce the exercise price of such outstanding Options, SARs or Other Awards; (ii) cancel outstanding Options, SARs or Other Awards in exchange for Options, SARs or Other Awards with an exercise price that is less than the exercise price of the original Options, SARs or Other Awards; or (iii) cancel outstanding Options, SARs or Other Awards with an exercise price above the current Stock price in exchange for cash or other securities.

(g)           Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, and such other arrangements may be either applicable generally or only in specific cases.

(h)           Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(i)            Limitation on Rights Conferred under the Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(j)        Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, however, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

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